UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017  (March 8, 2017)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 8, 2017, at the 2017 Raymond James 38th Annual Institutional Investors Conference, Robert M. Knight, Jr., Executive Vice President and Chief Financial Officer of Union Pacific Corporation (the Company), indicated that the Company expects the recent weather challenges on the western part of its network to reduce earnings in the first quarter of 2017 by approximately three to four cents per share through a combination of lost revenue and increased operating expense.  The Company also expects to incur approximately $30 million of weather related capital expenditures.  This is not expected to change the Company’s full year 2017 capital plan of approximately $3.1 billion.

This Form 8-K disclosure contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2017

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel, Chief Compliance
Officer and Assistant Secretary